Exhibit 99.1

OmniComm Systems, Inc. 2101 West Commercial Blvd. Suite 3500 Fort Lauderdale, FL 33309 USA Phone: +1.954.473.1254 Fax: +1.954.473.1256 www.omnicomm.com

OmniComm Systems, Inc. Reports Financial Results for the Year Ended December 31, 2017

Record Revenue and Operating Income

Fort Lauderdale, FL, April 3, 2018 - OmniComm Systems, Inc. (OmniComm) (OTCQX: OMCM), a global leading provider of clinical data management technology, today announced record financial results for the year ended December 31, 2017.

“I am very pleased with our 2017 results,” said Stephen Johnson, chief executive officer and president of OmniComm.  “It was a year of record revenue and major milestones.  We experienced significant growth, especially in Europe and Asia, reached the 6,000 clinical trial mark, announced the release of 2 new products, IRTMaster™ and Autoencoder, and acquired a market leading business intelligence platform, Acuity® for data analytics.  We also had continued success with our two core products, TrialMaster® and TrialOne®.  The expansion of our product offering coupled with our emergence internationally, well positions us for another strong year in 2018.”

For the year ending December 31, 2017, OmniComm reported record revenue of $27.0 million, a 6% increase over the prior year’s revenue of $25.4 million. Gross margin improved by 8% to $21.7 million. Operating expenses increased by 14% or $2.3 million to $18.2 million, which resulted in operating income of $3.5 million. EBITDA, a non-GAAP financial measure OmniComm uses as an additional financial measure, was $3.9 million.

OmniComm provides EBITDA, a non-GAAP financial measure as additional information to its financial results. Non-GAAP EBITDA excludes the impact of depreciation and amortization expenses that are included in operating income. Non-GAAP EBITDA is not an alternative or substitute for the financial measure prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) of operating income. The non-GAAP EBITDA financial measure presented may differ from similarly titled non-GAAP financial measures presented by other companies, and other companies may not define this non-GAAP financial measure in the same way. OmniComm’s management uses non-GAAP EBITDA as a measure of operational efficiency and as a goal for incentive compensation. Management believes non-GAAP EBITDA is a useful measure investors may use as an additional factor in their analysis of OmniComm’s performance. Please review the below reconciliation of the non-GAAP financial measure EBITDA to the GAAP financial measure operating income, as well as OmniComm’s financial statements as filed with the Securities and Exchange Commission.

Fort Lauderdale, FL United States	Somerset, NJ United States	Bonn Germany	Southampton United Kingdom	Leiden The Netherlands	Barcelona Spain	Tokyo Japan

OmniComm Systems, Inc. 2101 West Commercial Blvd. Suite 3500 Fort Lauderdale, FL 33309 USA Phone: +1.954.473.1254 Fax: +1.954.473.1256 www.omnicomm.com

OMNICOMM SYSTEMS, INC. AND SUBSIDIARIES
Reconciliation of GAAP operating income to non-GAAP EBITDA

	For the year ended
	December 31,
	2017	2016

Operating income/(loss) (GAAP)	$3,534,150	$4,165,231
Depreciation expense	336,102	302,893
Amortization expense	22,048	37,331
EBITDA (non-GAAP)	$3,892,300	$4,505,455

Forward-Looking Statements

Statements contained in this press release that are not historical facts are "forward-looking statements." These statements can often be identified by the use of forward-looking terminology such as "estimate," "project," "believe," "expect," "may," "will," "should," "intends," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. We wish to caution the reader that these forward-looking statements regarding matters that are not historical facts are only predictions and are based on information available at the time and/or management's good faith belief with respect to future events. No assurance can be given that plans for the future will be consummated or that the future results indicated, whether expressed or implied, will be achieved. While sometimes presented with numerical specificity, these plans and projections and other forward-looking statements are based upon a variety of assumptions, which we consider reasonable, but which nevertheless may not be realized. Because of the number and range of the assumptions underlying our projections and forward-looking statements, many of which are subject to significant uncertainties and contingencies that are beyond our reasonable control, some of the assumptions inevitably will not materialize, and unanticipated events and circumstances may occur subsequent to the date of this press release. Therefore, our actual experience and results achieved during the period covered by any particular projections or forward-looking statements may differ substantially from those projected. Consequently, the inclusion of projections and other forward-looking statements should not be regarded as a representation by us or any other person that these plans will be consummated or that estimates and projections will be realized, and actual results may vary materially. There can be no assurance that any of these expectations will be realized or that any of the forward-looking statements contained herein will prove to be accurate. Forward-looking statements speak only as of the date the statement was made. OmniComm does not undertake any obligation to update or revise any forward-looking statement made by it or on its behalf, whether as a result of new information, future events or otherwise.

Fort Lauderdale, FL United States	Somerset, NJ United States	Bonn Germany	Southampton United Kingdom	Leiden The Netherlands	Barcelona Spain	Tokyo Japan

OmniComm Systems, Inc. 2101 West Commercial Blvd. Suite 3500 Fort Lauderdale, FL 33309 USA Phone: +1.954.473.1254 Fax: +1.954.473.1256 www.omnicomm.com

OMNICOMM SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the year ended
	December 31,
	2017	2016
Revenues	$26,067,933	$24,394,010
Reimbursable revenues	911,725	1,025,500
Total revenues	26,979,658	25,419,510

Cost of goods sold	4,394,918	3,913,407
Reimbursable expenses-cost of goods sold	885,972	1,461,425
Total cost of goods sold	5,280,890	5,374,832
Gross margin	21,698,768	20,044,678

Operating expenses
Salaries, benefits and related taxes	13,200,837	11,383,727
Rent and occupancy expenses	1,125,147	1,071,363
Consulting services	321,472	185,340
Legal and professional fees	533,221	364,859
Travel	986,092	774,379
Telephone and internet	152,926	164,014
Selling, general and administrative	1,356,427	1,462,774
Bad debt expense	130,346	132,767
Depreciation expense	336,102	302,893
Amortization expense	22,048	37,331
Total operating expenses	18,164,618	15,879,447
Operating income/(loss)	3,534,150	4,165,231

Other income/(expense)
Interest expense, related parties	(947,688)	(918,189)
Interest expense	(419,432)	(421,713)
Interest income	593	2
Change in derivative liabilities	795,779	(2,657,910)
Transaction gain/(loss)	5,010	(64,472)
Income/(loss) before income taxes	2,968,412	102,949
Income tax (expense)	(1,194)	(1,069)

Net income/(loss) attributable to common stockholders	$2,967,218	$101,880

Net income/(loss) per share
Basic	$0.02	$0.00
Diluted	$0.02	$0.00
Weighted average number of shares outstanding
Basic	147,865,246	145,868,227
Diluted	148,177,984	146,162,427

Fort Lauderdale, FL United States	Somerset, NJ United States	Bonn Germany	Southampton United Kingdom	Leiden The Netherlands	Barcelona Spain	Tokyo Japan

OmniComm Systems, Inc. 2101 West Commercial Blvd. Suite 3500 Fort Lauderdale, FL 33309 USA Phone: +1.954.473.1254 Fax: +1.954.473.1256 www.omnicomm.com

OMNICOMM SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31, 2017	December 31, 2016

ASSETS
CURRENT ASSETS
Cash	$1,176,551	$1,439,332
Accounts receivable, net of allowance for doubtful accounts of $149,980 and $179,813, respectively	7,492,597	5,455,210
Prepaid expenses	297,131	195,915
Prepaid stock compensation, current portion	-0-	148,422
Other current assets	11,463	35,055
Total current assets	8,977,742	7,273,934
Property and equipment, net	552,538	637,552
Other assets
Intangible assets, net	97,925	108,880
Prepaid stock compensation	-0-	58,663
Other assets	46,714	51,321
TOTAL ASSETS	$9,674,919	$8,130,350

LIABILITIES AND SHAREHOLDERS' (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued expenses	$2,586,045	$2,123,073
Deferred revenue, current portion	7,564,587	7,250,061
Convertible notes payable, current portion	50,000	50,000
Patent settlement liability, current portion	112,500	862,500
Conversion feature liability, related parties	1,604,723	1,740,278
Conversion feature liability	81,224	585,452
Warrant liability, related parties	2,196,570	2,519,614
Warrant liability	1,244,229	1,479,748
Total current liabilities	15,439,878	16,610,726

LONG TERM LIABILITIES
Line of credit, long term	2,650,000	2,700,000
Notes payable, related parties, long term, net of current portion, net of discount of $117,365 and $237,664, respectively	282,635	212,336
Notes payable, long term, net of current portion, net of discount of $279,402 and $455,285, respectively	423,098	337,215
Deferred revenue, long term, net of current portion	1,952,366	2,289,169
Convertible notes payable, related parties, long term, net of current portion	5,770,000	5,825,000
Convertible notes payable, long term, net of current portion	350,000	1,175,000
Patent settlement liability, long term, net of current portion	-0-	108,702

TOTAL LIABILITIES	26,867,977	29,258,148

SHAREHOLDERS' (DEFICIT)
Preferred stock, $0.001 par value, 10,000,000 shares authorized, 3,772,500 shares undesignated
Series A convertible preferred stock, 5,000,000 shares authorized, -0- and -0- issued and outstanding, respectively at $0.001 par value; liquidation preference $-0- and $-0-, respectively	-0-	-0-
Series B convertible preferred stock, 230,000 shares authorized, -0- and -0- issued and outstanding, respectively at $0.001 par value; liquidation preference $-0- and $-0-, respectively	-0-	-0-
Series C convertible preferred stock, 747,500 shares authorized, -0- and -0- issued and outstanding, respectively at $0.001 par value; liquidation preference $-0- and $-0-, respectively	-0-	-0-
Series D preferred stock, 250,000 shares authorized, 250,000 and 250,000 issued and outstanding, respectively at $0.001 par value	250	250
Common stock, 500,000,000 shares authorized, 148,542,805 and 147,786,917 issued and outstanding, respectively, at $0.001 par value	148,544	147,788
Additional paid in capital - preferred	999,750	999,750
Additional paid in capital - common	54,379,454	53,425,956
Accumulated other comprehensive (loss)	(397,237)	(410,505)
Accumulated (deficit)	(72,323,819)	(75,291,037)
TOTAL SHAREHOLDERS' (DEFICIT)	(17,193,058)	(21,127,798)

TOTAL LIABILITIES AND SHAREHOLDERS' (DEFICIT)	$9,674,919	$8,130,350

Fort Lauderdale, FL United States	Somerset, NJ United States	Bonn Germany	Southampton United Kingdom	Leiden The Netherlands	Barcelona Spain	Tokyo Japan

OmniComm Systems, Inc. 2101 West Commercial Blvd. Suite 3500 Fort Lauderdale, FL 33309 USA Phone: +1.954.473.1254 Fax: +1.954.473.1256 www.omnicomm.com

OMNICOMM SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the year ended
	December 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net income/(loss)	$2,967,218	$101,880
Adjustment to reconcile net income/(loss) to net cash provided by/(used in) operating activities
Change in derivative liabilities	(795,779)	2,657,910
Interest expense from derivative instruments	296,182	158,068
Employee stock compensation	568,522	222,304
Provision for doubtful accounts	130,346	132,767
Depreciation and amortization	358,150	340,224
Changes in operating assets and liabilities
Accounts receivable	(2,167,733)	(1,495,505)
Prepaid expenses	(101,216)	(25,742)
Other current assets	23,592	(20,704)
Other assets	4,607	(4,756)
Accounts payable and accrued expenses	462,972	615,803
Patent settlement liability	(858,702)	(455,871)
Deferred revenue	(22,277)	291,453
Net cash provided by/(used in) operating activities	865,882	2,517,831

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(242,384)	(260,378)
Net cash (used in) investing activities	(242,384)	(260,378)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayments of notes payable	(915,000)	(200,000)
Repayments of notes payable, related parties	(105,000)	(45,000)
Proceeds/(repayments) from revolving line of credit	(50,000)	(1,500,000)
Proceeds from exercise of stock options	35,250	129,500
Proceeds from exercise of warrants	155,000	-0-
Net cash provided by/(used in) financing activities	(879,750)	(1,615,500)

Effect of exchange rate changes on fixed and intangible assets	(19,797)	6,310
Effect of exchange rate changes on cash and cash equivalents	13,268	(44,150)
Net increase/(decrease) in cash and cash equivalents	(262,781)	604,113
Cash and cash equivalents at beginning of period	1,439,332	835,219

Cash and cash equivalents at end of period	$1,176,551	$1,439,332

Fort Lauderdale, FL United States	Somerset, NJ United States	Bonn Germany	Southampton United Kingdom	Leiden The Netherlands	Barcelona Spain	Tokyo Japan

OmniComm Systems, Inc. 2101 West Commercial Blvd. Suite 3500 Fort Lauderdale, FL 33309 USA Phone: +1.954.473.1254 Fax: +1.954.473.1256 www.omnicomm.com

About OmniComm Systems, Inc

OmniComm Systems, Inc. is a leading strategic software solutions provider to the life sciences industry. OmniComm is dedicated to helping the world’s pharmaceutical, biotechnology, contract research organizations, diagnostic and device firms, and academic medical centers maximize the value of their clinical research investments. Through the use of innovative and progressive technologies, these organizations drive efficiency in clinical development, better manage their risks, ensure regulatory compliance and manage their clinical operations performance. With an extensive global experience from more than 6,000 clinical trials, OmniComm provides comprehensive solutions for clinical research. For more information, visit: www.omnicomm.com

Trademarks
OmniComm, TrialMaster, TrialOne, IRTMaster and Promasys are registered trademarks of OmniComm Systems, Inc. Other names may be trademarks of their respective owners.

Contact Info

Investor Relations
OmniComm Systems, Inc.
+1.954.473.1254

invrel@omnicomm.com

Fort Lauderdale, FL United States	Somerset, NJ United States	Bonn Germany	Southampton United Kingdom	Leiden The Netherlands	Barcelona Spain	Tokyo Japan